                                                                     EX-99.h.3.c
                                   SCHEDULE A

                            As amended June 11, 2008

                   TO THE SUB-ADMINISTRATION AGREEMENT BETWEEN
                CITI FUND SERVICES OHIO, INC. AND ABERDEEN ASSET
                                MANAGEMENT, INC.

                                      FUNDS

Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Equity Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Fund
Aberdeen Small Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Small Cap Value Fund
Aberdeen Tax-Free Income Fund
Aberdeen Select Growth Fund
Aberdeen Equity Long-Short Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen Global Utilities Fund
Aberdeen International Equity Fund
Aberdeen Select Worldwide Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Core Plus Income Fund
Aberdeen Core Fixed Income Fund